SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    ------------------------

                            FORM 8-K

                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
             Of The Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):            July 6, 2000
                                             ---------------


        ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
        ------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 0-21456              06-1361276
----------------         ------------        -----------------
(State or other          (Commission         (I.R.S. Employer
 jurisdiction of          file number)        Identification No.)
 incorporation or
 organization)



488 Main Avenue, Norwalk, Connecticut                06851
---------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number,
 including area code:                            203-849-2500
                                                 ------------











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Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     On July 6, 2000 (the "Closing"), the Registrant completed the private exchange of $76,418,000 principal amount at maturity of its 13-1/4% Senior Discount Notes due February 1, 2004 (the "Old Notes") for an aggregate of: (i) $13,755,240, in cash, calculated on the basis of $180 for each $1,000 principal amount at maturity of Old Notes; (ii) approximately $5,000,000 principal amount of the Registrant's 10% Guaranteed Secured Notes due August 1, 2001 (the "10% Notes"), calculated on the basis of $65.42961 for each $1,000 principal amount at maturity of Old Notes; (iii) approximately $5,000,000 principal amount of the Registrant's 8% Guaranteed Secured Notes due August 1, 2004 (the "8% Notes"), calculated on the basis of $65.42961 for each $1,000 principal amount at maturity of Old Notes; and (iv) 39,985 shares of the Registrant's newly-created Series A-1 Convertible Preferred Stock, $1.00 par value ("Series A-1 Preferred Stock"), calculated on the basis of
0.5234368 shares for each $1,000 principal amount of Old Notes, plus cash in lieu of fractional shares.

     The notes submitted for exchange represent 100% of the outstanding Old Notes. The cash applied by the Registrant at Closing was obtained by the Registrant from working capital and general corporate funds.

     The Registrant's 10% Notes will accrue interest payable at the rate of 10% per annum, semi-annually, through issuance of additional 10% Notes. Upon consummation by the Registrant of specified equity transactions (the "Equity Investment") aggregating at least $20 million over any twelve-month period (including any cash distributions on the Registrant's investment in NewCheck Corporation), the 10% Notes will be subject to mandatory prepayment. The Registrant's 8% Notes will accrue interest payable at the rate of 8% per annum, semi-annually, through issuance of additional 8% Notes. Upon consummation by the Registrant of specified equity transactions aggregating at least $40 million on a cumulative basis from Closing, the 8% Notes will be subject to mandatory prepayment.

     The 10% Notes and 8% Notes (the "Notes") will be subject to prepayment at the election of the Registrant, in the case of the 10% Notes without premium and in the case of the 8% Notes at premiums ranging up to eight percent of the principal prepaid. Upon specified change-in-control events, the Notes will be subject to mandatory prepayment at specified premiums. The Notes are guaranteed by the Registrant's subsidiaries and are secured by the assets of the Registrant and its subsidiaries. The Notes contain covenants that, among other matters, restrict distributions on the Registrant's common stock, $.01 par value, and limit the ability of the Registrant and its subsidiaries to incur indebtedness for borrowed money and create liens on their assets.
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     The Registrant's Series A-1 Preferred Stock does not entitle the holders to dividends or, except in limited circumstances, voting rights. The Series A-1 Preferred Stock entitles the holders to a liquidation preference per share of $100 and, subject to specified exceptions, is subject to automatic conversion upon consummation of the Equity Investment, into the same securities offered in such transaction and at the same price, payable by application of the liquidation preference of the Series A-1 Preferred Stock.

Item 7.   Financial Statements and Exhibits.
          ----------------------------------

          The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ELECTRONIC RETAILING SYSTEMS
                               INTERNATIONAL, INC.



                              By s/Bruce F. Failing, Jr.
                                 --------------------------------
                                 Bruce F. Failing, Jr.
                                 Vice Chairman and Chief
                                   Executive Officer



Dated: July 6, 2000

                        INDEX TO EXHIBITS

Exhibit        Description
-------        -----------

2(a)           Press Release issued July 6, 2000 by the
               Registrant.

2(b) Form of Letter of Transmittal executed to the Registrant by holders of 13-1/4% Senior Discount
               Notes due February 1, 2004.

2(c)           Form of the Registrant's 10% Guaranteed Secured
               Note due August 1, 2001.

2(d) Form of the Registrant's 8% Guaranteed Secured Note due August 1, 2004.

2(e) Guaranty Agreement dated July 6, 2000 entered into by Electronic Retailing Systems International,
               Inc., a Connecticut corporation ("ERS-
               Connecticut").

2(f) Conditional Assignment and Security Agreement dated July 6, 2000 among the Registrant, ERS-Connecticut, and United States Trust Company of New York as
               Collateral Agent.

2(g)           Certificate of Designation of Series A-1
               Convertible Preferred Stock of the Registrant.